UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

MONSTER DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37797	27-3948465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Park Center Drive, Unit C Simi Valley, California 93065	93065
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (805) 955-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2017, Monster Digital, Inc. (the “Company”) received a letter from Nasdaq notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company reported stockholders’ equity of $2,488,000, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Further, as of April 17, 2017, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations and does not comply with the Nasdaq Listing Rules.

This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market. Nasdaq has provided the Company with 45 calendar days, or until June 1, 2017, to submit a plan to regain compliance with the minimum stockholders’ equity standard. If the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter, or until October 14, 2017, to evidence compliance.

The Company is presently evaluating various courses of action to regain compliance and intends to timely submit a plan to Nasdaq to regain compliance with the Nasdaq minimum stockholders’ equity standard. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance with the minimum stockholders’ equity standard is not accepted or if it is and the Company does not regain compliance by October 14, 2017, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that the Company’s common stock will become subject to delisting. In such event, Nasdaq rules permit the Company to appeal the decision to reject its proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. Accordingly, there can be no guarantee that the Company will be able to maintain its Nasdaq listing.

Item 7.01	Regulation FD Disclosure.

On April 18, 2017, the Company issued a press release regarding the notice from Nasdaq. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER DIGITAL, INC.

/s/ David Olert
Date: April 18, 2017	David Olert
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Monster Digital, Inc. April 18, 2017.